Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Corporate High Yield Fund, Inc.  (COY)
BlackRock Multi-Asset Income - High Yield Portfolio
(BR-INC-HY)
BlackRock High Yield Trust  (BHY)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc  (BVA-HI)
BlackRock High Yield V.I. Fund  (BVA-HY)
BlackRock High Income Shares  (HIS)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Funds II, High Yield Bond Portfolio  (BR-
HIYLD)
CoreAlpha Bond Master Portfolio  (MIP_CORA)
BlackRock Corporate High Yield Fund V, Inc.  (HYV)
BlackRock High Yield Portfolio  (MIST-HY)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
AST BlackRock Global Strategies Portfolio - US High
Yield  (PRU-AA-HY)
iShares iBoxx $ High Yield Corporate Bond Fund
(ISHHYLD)
BlackRock Corporate High Yield Fund VI, Inc.  (HYT)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
02-11-2013


Security Type:
BND/CORP



Issuer
Delphi Corporation  (2023)


Selling
Underwriter
J.P. Morgan Securities LLC


Affiliated
Underwriter(s)
[X] PNC
[ ] Other:


List of
Underwriter(s)
    J.P. Morgan Securities LLC, Deutsche
Bank Securities Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Barclays Capital Inc., Citigroup Global
Markets Inc., Goldman, Sachs & Co., PNC
Capital Markets LLC, Morgan Stanley &
Co. LLC, Credit Suisse Securities (USA)
LLC, RBS Securities Inc., SMBC Nikko
Capital Markets Limited, The Williams
Capital Group, L.P.


Transaction Details

Date of Purchase
02-11-2013



Purchase
Price/Share
(per share / %
of par)
$100.00
Total
Commission,
Spread or
Profit
1.300%



1. Aggregate Principal Amount
Purchased (a+b)
$35,000,000


a.  US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$18,270,000


b.  Other BlackRock Clients
$16,730,000

2. Aggregate Principal Amount of
Offering
$800,000,000


Fund Ratio

[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.04375


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Dillip Behera Global Syndicate Team Member

Date: 02-13-2013


Approved by: Steven DeLaura Global Syndicate Team Member

Date: 02-13-13